Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - August 2007

	Series Deal Size Expected Maturity	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008
	Yield	16.74%	16.74%
Less:	Coupon	5.81%	5.75%
	Servicing Fee	1.50%	1.50%
	Net Credit Losses	3.72%	3.72%
	Excess Spread:
	August-07	5.71%	5.77%
	July-07	6.33%	6.34%
	June-07	5.43%	5.45%
	Three Month Average Excess Spread	5.82%	5.85%
	Delinquency:
	30 to 59 Days	0.87%	0.87%
	60 to 89 Days	0.61%	0.61%
	90+ Days	1.29%	1.29%
	Total	2.77%	2.77%
	Principal Payment Rate	19.65%	19.65%